Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,486,330
Unrealized Gain (Loss) on Market Value of Commodity Futures	(17,218,041)
Dividend Income	38,548
Interest Income	6
ETF Transaction Fees	1,050
Total Income (Loss)	$(15,692,107)

Expenses
General Partner Management Fees	$31,861
Professional Fees	38,399
Brokerage Commissions	905
Directors' Fees and insurance	1,193
NYMEX License Fee	637
Total Expenses	72,995
Expense Waiver	(34,763)
Net Expenses	$38,232
Net Income (Loss)	$(15,730,339)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/22	$50,582,781
Additions (200,000 Shares)	5,496,873
Withdrawals (150,000 Shares)	(3,213,847)
Net Income (Loss)	(15,730,339)

Net Asset Value End of Month	$37,135,468
Net Asset Value Per Share (2,100,000 Shares)	$17.68

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596